UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2014

MEDNAX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-12111	26-3667538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Concord Terrace

Sunrise, Florida 33323

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code (954) 384-0175

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

On December 15, 2014, MEDNAX, Inc., a Florida corporation (the “Company”), entered into an uncollared accelerated share repurchase (“ASR”) agreement with JPMorgan Chase Bank, N.A. (“JPMorgan”), to repurchase $200 million of the Company’s common stock.

Under the terms of the ASR agreement, the Company made a $200 million payment to JPMorgan on December 17, 2014 and received an aggregate initial delivery of approximately 2.5 million shares of the Company’s common stock on December 18, 2014. The final number of shares to be repurchased will be based on the volume-weighted average share price of the Company’s common stock during the term of the ASR agreement, minus a discount and subject to adjustments pursuant to the terms and conditions of the ASR agreement. At settlement, under certain circumstances, JPMorgan may be required to deliver additional shares of common stock to the Company or the Company may be required to deliver shares of its common stock or to make a cash payment, at its election, to JPMorgan. The final settlement of the transactions under the ASR agreement is expected to occur within seven months. The Company is funding the ASR with borrowings under its existing $1.3 billion unsecured revolving credit facility.

The ASR agreement contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be terminated prior to its scheduled maturity and various acknowledgements, representations and warranties made by the Company and JPMorgan.

The ASR is being executed as part of an authorization by the Company’s Board of Directors to repurchase up to $600 million of the Company’s common stock, announced on October 30, 2014. Including shares to be repurchased under the ASR and open market purchases, a total of $361 million of shares will have been repurchased to date under this authorization.

The $600 million authorization is incremental to the Company’s existing authorization to repurchase its common stock up to an amount sufficient to offset the dilutive impact from the issuance of shares under the Company’s equity programs. The Company will continue to contemplate various methods to effect future share repurchases, including, among others, open-market purchases and additional accelerated share repurchase programs, which may be implemented during the term of the current ASR.

From time to time, JPMorgan and/or its affiliates have directly and indirectly engaged, and may engage in the future, in transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement.

Item 7.01	Regulation FD Disclosure.

On December 15, 2014, the Company issued a press release announcing its entry into the ASR agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated in this Current Report by reference. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1—Press Release of MEDNAX, Inc. dated December 15, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDNAX, INC.

Date: December 18, 2014	By:	/s/ Vivian Lopez-Blanco
Vivian Lopez-Blanco
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of MEDNAX, Inc. dated December 15, 2014.